                                                                     Exhibit 3

                      ARTICLES OF INCORPORATION AND BY-LAWS

The following  documents of the Seller,  Navistar Financial Retail Receivables
Corporation, are incorporated herein by reference:

3.1  Restated Certificate of Incorporation of Navistar Financial Retail
     Receivables Corporation (as amended and in effect on June 5, 1995).  Filed on Registration  No. 33-50291.

3.2  The By-Laws of  Navistar  Financial Retail Receivables Corporation.  Filed
     on Registration No. 33-50291.